Exhibit 99.1

 BioLife Solutions Announces First Quarter 2020 Financial Results

Total Revenue of $12.2 Million Increased 111% Year-over-Year and 47% Sequentially

Casdin Capital to invest $20 Million in Growth Capital to Accelerate Consolidation Strategy

Conference call today at 4:30 p.m. Eastern time

BOTHELL, Wash. (May 14, 2020) – BioLife Solutions, Inc. (NASDAQ: BLFS) (“BioLife” or the “Company”), a leading developer and supplier of a portfolio of class-defining bioproduction tools for cell and gene therapies, today announced financial results for the three months ended March 31, 2020.

Total revenue for the first quarter of 2020 was $12.2 million, a 111% increase over the first quarter of 2019 and a 47% increase over the fourth quarter of 2019. Revenue growth was driven by significantly higher revenue from biopreservation media, which increased 50% year-over-year and 67% sequentially, and accounted for approximately 71% of total revenue. Sales of BioLife’s ThawSTAR®, evo® and Custom Biogenic Systems® (CBS) freezer products accounted for the balance of revenue and were in line with management’s expectations.

The Company also announced an agreement for a strategic capital investment by Casdin Capital for the purchase of $20 million of primary common shares at $10.50 per share. Casdin also intends to purchase an additional $5 million of secondary common shares from an existing investor on the same terms.

Mike Rice, BioLife’s CEO, remarked, “On the heels of significantly increased demand for our products from existing customers, 40 new customers, and 13 new US FDA Master File requests, we believe it is the right time to accelerate our ongoing growth strategy. We are fortunate to have a growth equity partner in Casdin Capital that enabled us to strengthen our balance sheet to aggressively grow our portfolio of high value tools and services targeting the cell and gene therapy market. Through a combination of internal innovation, and acquisitions, co-investments and licensing of external assets, BioLife is on target to expand its business substantially over the next few years.”

“Casdin Capital continues to demonstrate confidence in management and our business plan. Casdin has been a key shareholder and partner in identifying and co-investing in acquisition targets that support our strategy to further consolidate the bioproduction tools space,” he added.

Key Accomplishments in the First Quarter of 2020

●

Biopreservation media revenue increased 50% from Q1 2019 and increased 67% from Q4 2019, as numerous customers placed replenishment and safety stock orders to ensure their clinical development programs could continue unabated during the COVID-19 pandemic.

●

Gained 40 new customers including 16 using biopreservation media, 6 using ThawSTAR® products, 10 using evo® cold chain management solutions and 8 that placed initial orders for CBS freezers and related accessories.

●	Processed 13 new U.S. FDA Drug Master File cross-reference requests, indicating the planned use of CryoStor or HypoThermosol in human clinical trials of new cell or gene therapies.

●	Granted three new patents for BioLife’s cold chain technologies. The Company’s intellectual property estate now includes 50 issued and 34 pending patents.

Financial Highlights for the First Quarter 2020

REVENUE

●	Total revenue of $12.2 million
o	Biopreservation media revenue of $8.7 million
o	Automated thawing product revenue of $394,000
o	evo cold chain management rental revenue of $438,000
o	CBS freezer and related accessories revenue of $2.7 million

GROSS MARGIN

●

Gross margin (GAAP) for the first quarter of 2020 was 57.8% compared with 71.5% for the first quarter of 2019. Adjusted gross margin (non-GAAP) for the first quarter of 2020 was 64.1% compared with 71.5% for the first quarter of 2019.

OPERATING EXPENSE

●

Operating expense (GAAP) for the first quarter of 2020 was $11.8 million compared with $5.2 million in the first quarter of 2019. Adjusted operating expense (non-GAAP) for the first quarter of 2020 was $6.4 million compared with $3.3 million in the first quarter of 2019.

OPERATING PROFIT

●

Operating profit (GAAP) for the first quarter of 2020 was $370,000 compared with $566,000 for the first quarter of 2019. Adjusted operating profit (non-GAAP) was $1.4 million for the first quarter of 2020 compared with $774,000 for the first quarter of 2019.

NET INCOME/(LOSS)

●

Net income (GAAP) for the first quarter of 2020 was $22.3 million compared with a net loss of $19.2 million for the first quarter of 2019. Net income (GAAP) for the first quarter of 2020 included other income of $21.9 million related to the change in fair value of outstanding warrants, and the net loss for the first quarter of 2019 included other expense of $19.7 million related to the change in fair value of outstanding warrants. Adjusted net income (non-GAAP) was $1.4 million for the first quarter of 2020 compared with $942,000 for the first quarter of 2019.

EARNINGS/(LOSS) PER SHARE

●

Earnings per basic share (GAAP) for the first quarter of 2020 were $0.87 compared with a loss per basic share of $1.03 for the first quarter of 2019. Adjusted fully diluted EPS (non-GAAP) for the first quarter of 2020 was $0.06 compared with $0.04 for the first quarter of 2019 on a fully diluted basis.

ADJUSTED EBITDA

●	Adjusted EBITDA, a non-GAAP financial measure for the first quarter of 2020 was $2.9 million compared with $1.4 million for the first quarter of 2019.

Roderick de Greef, BioLife Chief Financial Officer and Chief Operating Officer, remarked, “Based on higher-than-expected revenue, our Q1 results demonstrate the operating leverage we can realize, as evidenced by achieving adjusted EBITDA of $2.9 million or 24% of total revenue.”

Withdrawal of 2020 Financial Guidance

Due to uncertainty regarding the impact of COVID-19 on BioLife and its customers, on May 1, 2020 the Company withdrew its financial guidance for 2020.

Investment by Casdin Capital

The Company executed a securities purchase agreement with existing shareholder Casdin Capital, a New York based life science focused investment firm with approximately $1 billion in assets under management. The agreement specifies the purchase of $20 million of BioLife Solutions common shares at $10.50 per share. The transaction was negotiated over the last several weeks, and the 30-day volume weighted average price was $11.32 as of market close yesterday. Casdin also intends to purchase an additional $5 million of BioLife Solutions common shares from a long-term shareholder at the same terms.

Conference Call & Webcast

The Company will discuss first quarter 2020 financial results today after market close on a conference call and live webcast at 4:30 p.m. ET (1:30 p.m. PT). Management will provide an overview of the Company's financial results and a general business update.

To access the webcast, log onto the Investor Relations page of the BioLife Solutions website at http://www.biolifesolutions.com/earnings. Alternatively, you may access the live conference call by dialing (844) 825-0512 (U.S. & Canada) or (315) 625-6880 (International) with the following Conference ID:  2085346. A webcast replay will be available approximately two hours after the call and will be archived on http://www.biolifesolutions.com/ for 90 days.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy bioproduction tools. Our tools portfolio includes our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media, ThawSTAR® family of automated, water-free thawing products, evo® cold chain management system, and Custom Biogenic Systems high capacity storage freezers. For more information, please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the expected financial performance of the company following the completion of its 2019 acquisitions and giving effect to the COVID-19 pandemic, the company's ability to implement its business strategy and anticipated business and operations, in particular following its 2019 acquisitions and giving effect to the COVID-19 pandemic, the company's anticipated future growth strategy, including the acquisition of synergistic cell and gene therapy manufacturing tools and services or technologies, the potential utility of and market for our products and services, potential revenue growth and market expansion, regulatory approvals and/or commercial manufacturing of our customers' products, and potential customer revenue. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding unexpected costs, charges or expenses resulting from the company’s 2019 acquisitions, market adoption of the company’s products (including the company’s recently acquired products); the ability of the company’s 2019 acquisitions to be accretive on the company’s financial results; the ability of the company to implement its business strategy; uncertainty regarding third-party market projections; market volatility; competition; litigation; the impact of the COVID-19 pandemic; and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Measures of Financial Performance:

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following non-GAAP measures of financial performance are included in this release: adjusted gross profit and gross margin, adjusted operating expenses, adjusted operating income, adjusted net income, adjusted earnings per diluted share (EPS), earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA. A reconciliation of GAAP to adjusted non-GAAP financial measures is included as an attachment to this press release. When analyzing the Company's operating results and guidance, investors should not consider non-GAAP measures as substitutes for the comparable financial measures prepared in accordance with GAAP.

Restated Financial Statements and Preliminary First Quarter 2020 Results

After consultation with the Company’s management and following extensive discussions with BDO USA LLP (“BDO”), the Company’s current independent registered accounting firm, and Peterson Sullivan, LLP (“PS”), the Company’s predecessor independent registered public accounting firm, the audit committee of the Board of Directors of the Company concluded that the Company’s previously issued financial statements for the periods from January 1, 2014 through September 30, 2019, including the Company’s previously issued audited financial statements for the year ended December 31, 2018 (the “Affected Periods”), may no longer be relied upon, nor should any related reports of the Company’s independent registered public accounting firm (which was PS for the Affected Periods), any previously furnished or filed reports, earnings releases, guidance, investor presentations, or similar communications, regarding these periods be relied upon. The Company expects to file its 10-K with restated financial statements for the Affected Periods on May 15, 2020. The financial data presented for the first quarter of 2020 should be considered preliminary and could be subject to change, as the Company’s independent auditor, BDO, has not completed their review, and the Company has requested an extension to file its quarterly report on Form 10-Q for the period ended March 31, 2020, which it expects to do by May 29, 2020.

Media & Investor Relations
Roderick de Greef
Chief Financial Officer
(425) 686-6002
rdegreef@biolifesolutions.com

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BIoLife Solutions, Inc.

Unaudited Condensed Statement of Operations

(In thousands, except per share amounts)

	Three Month Period Ended March 31,
(In thousands, except per share and share data)	2020	2019

Revenue	$11,727	$5,770
Rental revenue	435	—
Total revenue	12,162	5,770
Operating expenses
Cost of revenue (exclusive of intangible assets amortization)	4,568	1,647
Research and development	1,663	359
Sales and marketing	1,576	837
General and administrative	3,135	2,153
Intangible assets amortization	688	––
Acquisition costs	225	208
Change in fair value of contingent consideration	(63)	––
Total operating expenses	11,792	5,204
Operating income	370	566

Other income (expense), net
Change in fair value of warrant liability	21,914	(19,663)
Other	24	(64)
Total other income (expenses), net	21,938	(19,727)

Net income (loss)	$22,308	$(19,161)

Earnings (loss) per share attributable to common stockholders:
Basic	$0.87	$(1.03)
Diluted	$(0.01)	$(1.03)
Weighted average shares used to compute earnings per share attributable to common stockholders:
Basic	21,010,817	18,648,397
Diluted	21,010,817	18,648,397

Unaudited Condensed Balance Sheet Information

(In thousands)

	March 31, 2020	December 31, 2019
Cash and cash equivalents	$6,400	$6,448
Accounts receivable, net	8,205	5,345
Inventories	10,829	10,972
Total current assets	26,450	24,113
Total assets	94,987	92,816

Accounts payable	3,522	3,119
Total current liabilities	25,460	7,669
Total liabilities	27,278	49,362

Total Shareholders' equity	$67,709	$43,454

Unaudited Condensed Statement of Cash Flows Information

(In thousands)

	Three Month Period Ended March 31,
	2020	2019
Cash provided by operating activities	$687	$1,146
Cash used in investing activities	(1,227)	(156)
Cash provided by financing activities	492	177
Net increase in cash (decrease) and equivalents	$(48)	$1,167

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP (ADJUSTED) GROSS PROFIT

(Unaudited, amounts in thousands)

	Three Months Period Ended March 31,
	2020	2019
GAAP GROSS MARGIN	$7,026	$4,123
GAAP GROSS MARGIN %	57.8%	71.5%

ADJUSTMENTS TO GROSS MARGIN:
Inventory step-up charges	196	––
Intangible assets amortization	568	––

ADJUSTED GROSS MARGIN	$7,790	$4,123
ADJUSTED GROSS MARGIN %	64.1%	71.5%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP (ADJUSTED) OPERATING EXPENSES

(Unaudited, amounts in thousands)

	Three Months Period Ended March 31,
	2020	2019
GAAP OPERATING EXPENSES	$11,792	$5,204

ADJUSTMENTS TO OPERATING EXPENSES:
Cost of Revenue	(4,568)	(1,647)
Acquisition and integration costs	(225)	(208)
Intangible assets amortization	(688)	––
Change in fair value of contingent consideration	63	––

ADJUSTED OPERATING EXPENSES	$6,374	$3,349

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP (ADJUSTED) OPERATING INCOME

(Unaudited, amounts in thousands)

	Three Months Period Ended March 31,
	2020	2019
GAAP OPERATING INCOME	$370	$566

ADJUSTMENTS TO OPERATING INCOME:
Inventory step-up charges	196	––
Acquisition and integration costs	225	208
Intangible assets amortization	688	––
Change in fair value of contingent consideration	(63)	––

ADJUSTED OPERATING INCOME	$1,416	$774

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) NET INCOME

(Unaudited, amounts in thousands)

	Three Months Period Ended March 31,
	2020	2019
GAAP NET INCOME	$22,308	$(19,161))

ADJUSTMENTS TO NET INCOME:
Inventory step-up charges	196	––
Acquisition and integration costs	225	208
Intangible assets amortization	688	––
Loss on disposal of assets	4	––
Loss on Equity Method Investment	––	232
Change in fair value of contingent consideration	(63)	––
Change in fair value of warrant liability	(21,914)	19,663

ADJUSTED NET INCOME	$1,444	$942

RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO NON-GAAP (ADJUSTED) NET INCOME PER DILUTED SHARE

(Unaudited)

	Three Months Period Ended March 31,
	2020	2019
GAAP NET INCOME PER SHARE - DILUTED	$(0.01)	(1.03)

ADJUSTMENTS TO NET INCOME PER SHARE – DILUTED:
Inventory step-up charges	0.01	––
Acquisition and integration costs	0.01	0.01
Intangible assets amortization	0.05	––
Loss on disposal of assets	––	––
Loss on Equity Method Investment	––	0.01
Change in fair value of contingent consideration	––	––
Change in fair value of warrant liability	––	1.05

ADJUSTED NET INCOME PER SHARE - DILUTED	$0.06	$0.04

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP (ADJUSTED) EBITDA

(Unaudited, amounts in thousands)

	Three Months Period Ended March 31,
	2020	2019
GAAP NET INCOME	$22,308	$(19,161)

ADJUSTMENTS:
Interest expense/(income), net	(28)	(168)
Depreciation	413	98
Intangible assets amortization	688	––
EBITDA	$23,381	$(19,231)

OTHER ADJUSTMENTS:
Acquisition and integration costs	225	208
Inventory step-up charges	196	––
Share-based compensation (non-cash)	1,113	531
Loss on disposal of assets	4	––
Loss from equity-method investment (SAVSU)	––	232
Change in fair value of contingent consideration	(63)	––
Change in fair value of warrant liability	(21,914)	19,663

ADJUSTED EBITDA	$2,942	$1,403

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